THE FIRST TRUST SPECIAL SITUATIONS TRUST, SERIES 205

                         TRUST AGREEMENT

                      Dated:  July 15, 1997

The Trust Agreement among Nike Securities L.P., as Depositor, The Chase Manhattan Bank, as Trustee and First Trust Advisors L.P., as Evaluator and Portfolio Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust for The First Trust Special Situations Trust, Series 22 and certain subsequent Series, Effective November 20, 1991" (herein called the "Standard Terms and Conditions of Trust"), and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.


                        WITNESSETH THAT:

     In   consideration  of  the  premises  and  of  the   mutual
agreements herein contained, the Depositor, the Trustee, the Evaluator and the Portfolio Supervisor agree as follows:


                             PART I


             STANDARD TERMS AND CONDITIONS OF TRUST

     Subject to the provisions of Part II and Part III hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.


                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


          FOR FINANCIAL SERVICES GROWTH TRUST, SERIES 3

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit is 14,930 Units.

           (2) The initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof shall be 1/14,930.

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The Percentage Ratio is as follows on the Initial Date of Deposit:

3.97% BankAmerica Corporation, 4.00% The Chase Manhattan Corporation, 4.00% Citicorp, 3.99% First Chicago NBD Corporation, 4.04% Firstar Corporation, 3.98% First Union Corporation, 4.01% NationsBank Corporation, 4.04% Norwest Corporation, 4.02% SouthTrust Corporation, 3.96% AFLAC Incorporated, 4.05% Allstate Insurance Company, 4.02% American Bankers Insurance Group, Inc., 4.07% American International Group, Inc.,
4.01% The Chubb Corporation, 4.00% General Re Corporation, 3.99% MGIC Investment Corporation, 4.04% The Progressive Corporation, 3.95% Aames Financial Corporation, 4.00% Capital One Financial Corporation,
3.94% Countrywide Credit Industries, Inc., 3.98% Fannie Mae,
4.01% Green Tree Financial Corp., 3.95% Household International
3.99% MBIA, Inc., 3.99% MBNA Corporation

     D. The Record Date shall be as set forth in the prospectus for the sale of Units dated the date hereof (the "Prospectus") under "Summary of Essential Information."

     E. The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.     The  Evaluator's  compensation  as  referred  to   in
Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0030 per Unit, calculated based on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05, payable on a Distribution Date. Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

     H.     The   Trustee's   Compensation   Rate   pursuant   to
Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0096 per Unit, calculated based on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05. However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.    The Initial Date of Deposit for the Trust is July  15,
1997.

     J. The minimum amount of Equity Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.


                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


            FOR PHARMACEUTICAL GROWTH TRUST, SERIES 3

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit is 14,961 Units.

           (2) The initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof shall be 1/14,961.

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The Percentage Ratio is as follows on the Initial Date of Deposit:


4.99% Abbott Laboratories, 5.04% American Home Products Corporation, 4.97% Amgen, Inc., 4.94% Astra AB (ADR), 5.02% Biogen, Inc., 5.01%
Bristol-Myers Squibb Company, 4.98% Elan Corporation plc, 5.08% Genzyme Corporation (General Division), 5.02% Glaxo Wellcome plc, 4.97% Johnson & Johnson, 5.02% Eli Lilly & Company, 4.96% Merck & Company, Inc., 5.06% Novartis AG (ADR), 4.99% Pfizer, Inc., 4.99% Roche Holdings AG (ADR), 4.93% R.P. Scherer Corporation, 5.01% Schering-Plough Corporation, 5.01% SmithKline Beecham plc (ADR), 5.01% Teva Pharmaceutical Industries Ltd. (ADR), 5.00% Zeneca
Group plc (ADR)

     D. The Record Date shall be as set forth in the prospectus for the sale of Units dated the date hereof (the "Prospectus") under "Summary of Essential Information."

     E. The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.     The  Evaluator's  compensation  as  referred  to   in
Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0030 per Unit, calculated based on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05, payable on a Distribution Date. Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

     H.     The   Trustee's   Compensation   Rate   pursuant   to
Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0096 per Unit, calculated based on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05. However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.    The Initial Date of Deposit for the Trust is July  15,
1997.


 J. The minimum amount of Equity Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.


                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


            FOR REIT GROWTH & INCOME TRUST, SERIES 2

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit is 15,030 Units.

           (2) The initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof shall be 1/15,030.

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

     C. The Percentage Ratio is as follows on the Initial Date of Deposit:

4.01% CBL & Associates Properties, Inc. 3.98% Developers Diversified
Realty Corporation, 4.00% JDN Realty Corporation, 4.00% JP Realty,
Inc., 4.01% The Macerich Company, 3.98% Simon DeBartolo Group, Inc.,
4.02% Bay Apartment Communities, Inc., 3.99% Equity Residential Properties Trust, 3.96% Evans Withycombe Residential Inc., 4.01% Oasis Residential, Inc., 3.98% United Dominion Realty Trust, Inc., 3.98% Walden Residential Properties, Inc., 3.96% Arden Realty Inc., 4.03% CenterPoint Properties Corporation, 3.97% Duke Realty Investments, Inc., 4.00% First Industrial Realty Trust, Inc., 4.04% Liberty Property Trust, 4.02% Health and Retirement Properties Trust, 4.02% Healthcare Realty Trust Incorporated, 4.00% National Health Investors Inc., 4.02% Hospitality Properties Trust, 4.04% Winston Hotels, Inc., 4.01% Chateau Communities, Inc., 3.99% Storage Trust Realty 3.98%, TriNet Corporate Realty Trust, Inc.

     D. The Record Date shall be as set forth in the prospectus for the sale of Units dated the date hereof (the "Prospectus") under "Summary of Essential Information."

     E. The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.     The  Evaluator's  compensation  as  referred  to   in
Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0030 per Unit, calculated based on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05, payable on a Distribution Date. Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

     H.     The   Trustee's   Compensation   Rate   pursuant   to
Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0096 per Unit, calculated based on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05. However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.    The Initial Date of Deposit for the Trust is July  15,
1997.


 J. The minimum amount of Equity Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.


                             PART II


              SPECIAL TERMS AND CONDITIONS OF TRUST


              FOR TECHNOLOGY GROWTH TRUST, SERIES 6

     The following special terms and conditions are hereby agreed to:

     A. The Securities initially deposited in the Trust pursuant to Section 2.01 of the Standard Terms and Conditions of Trust are set forth in the Schedules hereto.

     B. (1) The aggregate number of Units outstanding for the Trust on the Initial Date of Deposit is 15,088 Units.

           (2) The initial fractional undivided interest in and ownership of the Trust represented by each Unit thereof shall be 1/15,088.

     Documents representing this number of Units for the Trust are being delivered by the Trustee to the Depositor pursuant to
Section 2.03 of the Standard Terms and Conditions of Trust.

        C. The Percentage Ratio is as follows on the Initial Date of Deposit:


4.04% Compaq Computer Corporation, 4.02% Dell Computer Corporation, 4.01% Gateway 2000, Inc., 4.05% Hewlett-Packard Company,
3.96% Sun Microsystems, Inc., 4.01% 3Com Corporation, 3.98% Cabletron Systems, Inc., 4.00% Cisco Systems, Inc., 3.98% SCI Systems, Inc.,
4.00% Solectron Corporation, 4.00% Applied Materials, Inc., 3.99% KLA-Tencor Corporation, 4.02% Adaptec, Inc., 4.01% Altera Corporation,
4.00% Atmel Corporation, 3.95% Intel Corporation, 3.96% Maxim Integrated Products, Inc., 4.12% SMART Modular Technologies, Inc., 3.96% BMC Software, Inc., 3.91% McAfee Associates, Inc., 4.01% Microsoft Corporation, 3.99% Oracle Corp., 4.07% Parametric Technology Corporation, 3.97% Seagate Technology, Inc., Western Digital Corporation 3.99%

     D. The Record Date shall be as set forth in the prospectus for the sale of Units dated the date hereof (the "Prospectus") under "Summary of Essential Information."

     E. The Distribution Date shall be as set forth in the Prospectus under "Summary of Essential Information."

     F. The Mandatory Termination Date for the Trust shall be as set forth in the Prospectus under "Summary of Essential
Information."

     G.     The  Evaluator's  compensation  as  referred  to   in
Section 4.03 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0030 per Unit, calculated based on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05, payable on a Distribution Date. Such fee may exceed the actual cost of providing such evaluation services for the Trust, but at no time will the total amount received for evaluation services rendered to unit investment trusts of which Nike Securities L.P. is the sponsor in any calendar year exceed the aggregate cost to the Evaluator of supplying such services in such year.

     H.     The   Trustee's   Compensation   Rate   pursuant   to
Section 6.04 of the Standard Terms and Conditions of Trust shall be an annual fee of $.0096 per Unit, calculated based on the largest number of Units outstanding during each period in respect of which a payment is made pursuant to Section 3.05. However, in no event, except as may otherwise be provided in the Standard Terms and Conditions of Trust, shall the Trustee receive compensation in any one year from any Trust of less than $2,000 for such annual compensation.

     I.    The Initial Date of Deposit for the Trust is July  15,
1997.


 J. The minimum amount of Equity Securities to be sold by the Trustee pursuant to Section 5.02 of the Indenture for the redemption of Units shall be 100 shares.





                            PART III

     A.   Section 1.01(2) shall be amended to read as follows:

           "(2) "Trustee" shall mean The Chase Manhattan Bank, or any successor trustee appointed as hereinafter provided."

     All references to United States Trust Company of New York in the Standard Terms and Conditions of Trust shall be amended to refer to The Chase Manhattan Bank.

     B. The term "Principal Account" as set forth in the Standard Terms and Conditions of Trust shall be replaced with the term "Capital Account."

     C. Paragraph (b) of Section 2.01 shall be restated in its entirety as follows and, in connection therewith, the third paragraph of Section 3.02 shall be deleted:

          (b)(1)From time to time following the Initial Date of Deposit, the Depositor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee (i) additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, (ii) Contract Obligations relating to such additional Securities, accompanied by cash and/or Letter(s) of Credit as specified in paragraph (c) of this
     Section 2.01, or (iii) cash (or a Letter of Credit in lieu of cash) with instructions to purchase additional Securities, in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Securities to be purchased pursuant to such instructions. Except as provided in the following subparagraphs (2), (3) and (4) the Depositor, in each case, shall ensure that each deposit of additional Securities pursuant to this Section shall maintain, as nearly as practicable, the Percentage Ratio. Each such deposit of additional Securities shall be made pursuant to a Notice of Deposit of Additional Securities delivered by the Depositor to the Trustee. Instructions to purchase additional Securities shall be in writing, and shall specify the name of the Security, CUSIP number, if any, aggregate amount, price or price range and date to be purchased. When requested by the Trustee, the Depositor shall act as broker to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations. The Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor's instructions or made by the Depositor as broker.

          (2) Additional Securities (or Contract Obligations therefor) may, at the Depositor's discretion, be deposited or purchase in round lots. If the amount of the deposit is insufficient to acquire round lots of each Security to be acquired, the additional Securities shall be deposited or purchased in the order of the Security in the Trust most under-represented immediately before the deposit with respect to the Percentage Ratio.

          (3) If at the time of a deposit of additional Securities, Securities of an issue deposited on the Initial Date of Deposit (or of an issue of Replacement Securities acquired to replace an issue deposited on the Initial Date of Deposit) are unavailable, cannot be purchased at reasonable prices or their purchase is prohibited or restricted by applicable law, regulation or policies, the Depositor may (i) deposit, or instruct the Trustee to purchase, in lieu thereof, another issue of Securities or Replacement Securities or (ii) deposit cash or a letter of credit in an amount equal to the valuation of the issue of Securities whose acquisition is not feasible with instructions to acquire such Securities of such issue when they become available.

          (4) Any contrary authorization in the preceding subparagraphs (1) through (3) notwithstanding, deposits of additional Securities made after the 90-day period immediately following the Initial Date of Deposit (except for deposits made to replace Failed Contract Obligations if such deposits occur with 20 days from the date of a failure occurring within such initial 90-day period or deposits made to a Trust originally established as a regulated investment company) shall maintain exactly the Percentage Ratio existing immediately prior to such deposit.

          (5) In connection with and at the time of any deposit of additional Securities pursuant to this Section 2.01(b), the Depositor shall exactly replicate Cash (as defined below) received or receivable by the Trust as of the date of such deposit. For purposes of this paragraph, "Cash" means, as to the Capital Account, cash or other property (other than Securities) on hand in the Capital Account or receivable and to be credited to the Capital Account as of the date of the deposit (other than amounts to be distributed solely to persons other than holders of Units created by the deposit) and, as to the Income Account, cash or other property (other than Securities) received by the
     Trust  as  of the date of the deposit or receivable  by  the
     Trust in respect of a record date for a payment on a Security which has occurred or will occur before the Trust will be the holder of record of a Security, reduced by the amount of any cash or other property received or receivable on any Security allocable (in accordance with the Trustee's calculations of distributions from the Income Account pursuant to Section 3.05) to a distribution made or to be made in respect of a Record Date occurring prior to the deposit. Such replication will be made on the basis of a fraction, the numerator of which is the number of Units created by the deposit and the denominator of which is the number of Units which are outstanding immediately prior to the deposit.

     D.   The second paragraph of Section 3.02 of the Standard
Terms and Conditions is hereby deleted and replaced with the following sentence:

          "Any non-cash distributions (other than a non-taxable distribution of the shares of the distributing corporation which shall be retained by a Trust) received by a Trust shall be dealt with in the manner described at Section 3.11, herein, and shall be retained or disposed of by such Trust according to those provisions. The proceeds of any disposition shall be credited to the Income Account of a Trust. Neither the Trustee nor the Depositor shall be liable or responsible in any way for depreciation or loss incurred by reason of any such sale."

      E.    Paragraph (c) of Subsection II of Section 3.05 of the
Standard Terms and Conditions of Trust is hereby amended to read as follows:

          "On each Distribution Date the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such Distribution Date an amount per Unit equal to such Unit holder's pro rata share of the balance of the Capital Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I."

     F. Section 3.05.II(a) of the Standard Terms and Conditions of Trust is hereby amended to read in its entirety as follows:

          "II. (a) On each Distribution Date, the Trustee shall distribute to each Unit holder of record at the close of business on the Record Date immediately preceding such
     Distribution Date an amount per Unit equal to such Unit holder's Income Distribution (as defined below), plus such Unit holder's pro rata share of the balance of the Capital Account (except for monies on deposit therein required to purchase Contract Obligations) computed as of the close of business on such Record Date after deduction of any amounts provided in Subsection I, provided, however, that the Trustee shall not be required to make a distribution from the Capital Account unless the amount available for distribution shall equal $1.00 per 100 Units.

          Each Trust shall provide the following distribution elections: (1) distributions to be made by check mailed to the post office address of the Unit holder as it appears on the registration books of the Trustee, or (2) the following reinvestment option:

               The Trustee will, for any Unit holder who provides
          the Trustee written instruction, properly executed and in form satisfactory to the Trustee, received by the Trustee no later than its close of business 10 business days prior to a Record Date (the "Reinvestment Notice Date"), reinvest such Unit holder's distribution from the Income and Capital Accounts in Units of the Trust, purchased from the Depositor, to the extent the Depositor shall make Units available for such purchase, at the Depositor's offering price as of the fifth business day prior to the following Distribution Date, and at such reduced sales charge as may be described in the prospectus for the Trusts. If, for any reason, the Depositor does not have Units of the Trust available for purchase, the Trustee shall distribute such Unit holder's distribution from the Income and Capital
          Accounts in the manner provided in clause (1) of the preceding paragraph. The Trustee shall be entitled to rely on a written instruction received as of the Reinvestment Notice Date and shall not be affected by any subsequent notice to the contrary. The Trustee shall have no responsibility for any loss or depreciation resulting from any reinvestment made in accordance with this paragraph, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

          Any Unit holder who does not effectively elect reinvestment in Units of their respective Trust pursuant to the preceding paragraph shall receive a cash distribution in the manner provided in clause (1) of the second preceding paragraph."

     G. Section 3.05.II(b) of the Standard Terms and Conditions of Trust is hereby amended to read in its entirety as follows:

          "II. (b) For purposes of this Section 3.05, the Unit holder's Income Distribution shall be equal to such Unit holder's pro rata share of the cash balance in the Income Account computed as of the close of business on the Record Date immediately preceding such Income Distribution after deduction of (i) the fees and expenses then deductible pursuant to Section 3.05.I. and (ii) the Trustee's estimate of other expenses properly chargeable to the Income Account pursuant to the Indenture which have accrued, as of such Record Date, or are otherwise properly attributable to the period to which such Income Distribution relates."

      H.    Section 3.11 of the Standard Terms and Conditions  of
Trust is hereby deleted in its entirety and replaced with the following language:

          "Section 3.11. Notice to Depositor.

          In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by at least a legally required number of holders of any Securities deposited in a Trust, the Trustee shall take such action or omit from taking any action, as appropriate, so as to insure that the Securities are voted as closely as possible in the same manner and the same general proportion as are the Securities held by owners other than such Trust.

          In the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall reject such offer. However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor's direction, unless the Depositor advises the Trustee to keep such securities or property. The Depositor may rely on the Portfolio Supervisor in so advising the Trustee. The cash received in such exchange and cash proceeds of any such sales shall be distributed to Unit holders on the next distribution date in the manner set forth in Section 3.05 regarding distributions from the Capital Account. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

          Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action pursuant to the terms of this Section 3.11.

          Whenever new securities or property is received and retained by a Trust pursuant to this Section 3.11, the Trustee shall, within five days thereafter, mail to all Unit holders of such Trust notices of such acquisition unless legal counsel for such Trust determines that such notice is not required by The Investment Company Act of 1940, as amended."

     I.    Section 3.05 of Article III of the Standard Terms  and
Conditions of Trust is hereby amended to include the following subsection:

          "Section 3.05.I.(e) deduct from the Interest Account or, to the extent funds are not available in such Account, from the Capital Account and pay to the Depositor the amount that it is entitled to receive pursuant to Section 3.14.

     J.    Article  III of the Standard Terms and  Conditions  of
Trust is hereby amended by inserting the following paragraphs which shall be entitled Section 3.14.:

          "Section 3.14. Bookkeeping and Administrative Expenses. As compensation for providing bookkeeping and other administrative services of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940 to the
     extent  such  services  are  in  addition  to,  and  do  not duplicate, the services to be provided hereunder by the Trustee or the Portfolio Supervisor, the Depositor shall receive against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in an amount as set forth in the Prospectus times the number of Units outstanding as of January 1 of such year except for a year or years in which an initial offering period as determined by Section 4.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Depositor provides service during less than the whole of such year), but in no event shall such compensation when combined with all compensation received from other unit investment trusts for which the Depositor hereunder is acting as Depositor for providing such bookkeeping and administrative services in any calendar year exceed the aggregate cost to the Depositor providing services to such unit investment trusts. Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index entitled "All Services Less Rent of Shelter" or similar index, if such index should no longer be published. The consent or concurrence of any Unit holder hereunder shall not be required for any such adjustment or increase. Such compensation shall be paid by the Trustee, upon receipt of invoice therefor from the Depositor, upon which, as to the cost incurred by the Depositor of providing services hereunder the Trustee may rely, and shall be charged against the Income and Capital Accounts on or before the Distribution Date following the Monthly Record Date on which such period terminates. The Trustee shall have no liability to any Certificateholder or other person for any payment made in good faith pursuant to this Section.

          If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.14, the Trustee shall have the power to sell (i) Securities from the current list of Securities designated to be sold pursuant to Section 5.02 hereof, or (ii) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this
     Section 3.14.

          Any  moneys payable to the Depositor pursuant  to  this
     Section 3.14 shall be secured by a prior lien on the Trust Fund except that no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 6.04 herein.

      K.    Section 5.02 of the Standard Terms and Conditions  of
Trust is amended by adding the following after the second paragraph of such section:

          "Notwithstanding anything herein to the contrary, in the event that any tender of Units pursuant to this Section
     5.02 would result in the disposition by the Trustee of less than a whole Security, the Trustee shall distribute cash in lieu thereof and sell such Securities as directed by the Sponsors as required to make such cash available.

          Unit holders may redeem 2,500 Units or more of a Trust and request a distribution in kind of (i) such Unit holder's pro rata portion of each of the Securities in such Trust, in whole shares, and (ii) cash equal to such Unit holder's pro rata portion of the Income and Capital Accounts as follows: (x) a pro rata portion of the net proceeds of sale of the Securities representing any fractional shares included in such Unit holder's pro rata share of the Securities and (y) such other cash as may properly be included in such Unit holder's pro rata share of the sum of the cash balances of the Income and Capital Accounts in an amount equal to the Unit Value determined on the basis of a Trust Fund Evaluation made in accordance with Section 5.01 determined by the Trustee on the date of tender less amounts determined in clauses (i) and (ii)(x) of this Section.
     Subject to Section 5.05 with respect to Rollover Unit holders, if applicable, to the extent possible, distributions of Securities pursuant to an in kind redemption of Units shall be made by the Trustee through the distribution of each of the Securities in book-entry form to the account of the Unit holder's bank or broker-dealer at the Depository Trust Company. Any distribution in kind will be reduced by customary transfer and registration charges."

     L.   Paragraph (g) of Section 6.01 of the Standard Terms and
Conditions of Trust is hereby amended by inserting the following after the first word thereof:

          "(i) the value of any Trust as shown by an evaluation by the Trustee pursuant to Section 5.01 hereof shall be less than the lower of $2,000,000 or 20% of the total principal amount of Securities deposited in such Trust, or (ii)"

     M.   Section 1.01(4) shall be amended to read as follows:

          "(4)  "Portfolio  Supervisor" shall  mean  First  Trust
     Advisors L.P. and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided."

     N.   Section 1.01(3) shall be amended to read as follows:

          "(3)  "Evaluator" shall mean First Trust Advisors  L.P.
     and its successors in interest, or any successor evaluator appointed as hereinafter provided."

     O. The first sentence of Section 3.13. shall be amended to read as follows:

          "As compensation for providing supervisory portfolio services under this Indenture, the Portfolio Supervisor shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in an amount which shall not exceed $0.0035 per Unit outstanding as of January 1 of such year except for a Trust during the year or years in which an initial offering period as determined in Section 4.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Portfolio Supervisor provides services during less than the whole of such year), but in no event shall such compensation when combined with all compensation received from other series of the Trust for providing such supervisory services in any calendar year exceed the aggregate cost to the Portfolio Supervisor for the cost of providing such services."

     P.    Section  3.01 of the Standard Terms and Conditions  of
Trust shall be replaced in its entirety with the following:

          "Section 3.01. Initial Cost. The expenses incurred in establishing a Trust, including the cost of the preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture and other documents relating to the Trust, printing of Certificates, Securities and Exchange Commission and state blue sky registration fees, the costs of the initial valuation  of  the  portfolio and audit of  the  Trust,  the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses, to the extent not borne by the Depositor, shall be borne by the
     Trust. To the extent the funds in the Income and Capital Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Section 3.01, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Income Account such amount as may be required to permit payment of such expenses. The Trustee shall be reimbursed for such advance on each Record Date from funds on hand in the Income Account or, to the extent funds are not available in such Account, from the Capital Account, in the amount deemed to have accrued as of such Record Date as provided in the following sentence (less prior payments on account of such advances, if any), and the provisions of Section 6.04 with respect to the reimbursement of disbursements for Trust expenses, including, without limitation, the lien in favor of the Trustee therefor and the authority to sell Securities as needed to fund such reimbursement, shall apply to the payment of expenses and the amounts advanced pursuant to this Section. For the purposes of the preceding sentence and the addition provided in clause (4) of the first sentence of Section 5.01, the expenses borne by the Trust pursuant to this Section shall be deemed to have been paid on the date of the Trust Agreement and to accrue at a daily rate over the time period specified for their amortization provided in the Prospectus; provided, however, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to, full reimbursement for any advances made pursuant to this Section no later than the termination of the Trust. For purposes of calculating the accrual of organizational expenses under this Section 3.01, the Trustee shall rely on the written estimates of such expenses provided by the Depositor pursuant to Section 5.01."

     Q.    Section  5.01 of the Standard Terms and Conditions  of
Trust shall be amended as follows:

          (i)   The  second  sentence of the first  paragraph  of
     Section 5.01 shall be amended by adding the following at the conclusion thereof: ", plus (4) amounts representing organizational expenses paid from the Trust less amounts representing accrued organizational expenses of the Trust, plus (5) all other assets of the Trust"

          (ii) The following shall be added at the end of the first paragraph of Section 5.01:

               Until the Depositor has informed the Trustee that there will be no further deposits of Additional Securities pursuant to section 2.01(b), the Depositor shall provide the Trustee with written estimates of (i) the total organizational expenses to be borne by the Trust pursuant to Section 3.01 and (ii) the total number of Units to be issued in connection with the initial deposit and all anticipated deposits of additional Securities. For purposes of calculating the Trust Fund Evaluation and Unit Value, the Trustee shall treat all such anticipated expenses as having been paid and all liabilities therefor as having been incurred, and all Units as having been issued, in each case on the date of the Trust Agreement, and, in connection with each such calculation, shall take into account a pro rata portion of such expense and liability based on the actual number of Units issued as of the date of such calculation. In the event the Trustee is informed by the Depositor of a revision in its estimate of total expenses or total Units and upon the conclusion of the deposit of additional Securities, the Trustee shall base calculations made thereafter on such revised estimates or actual expenses, respectively, but such adjustment shall not affect calculations made prior thereto and no adjustment shall be made in respect thereof.

     R.   Section 2.03(a) of the Standard Terms and Conditions of
Trust shall be amended by adding the following sentence after the first sentence of such section:

          "The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed in writing by the Depositor, at any time when the Depositor is the only beneficial holder of Units, which revised number of Units shall be recorded by the Trustee on its books. The Trustee shall be entitled to rely on the Depositor's direction as certification that no person other than the Depositor has a beneficial interest in the Units and the Trustee shall have no liability to any person for action taken pursuant to such direction."

     S.    Article  III of the Standard Terms and  Conditions  of
Trust is hereby amended by inserting the following paragraph which shall be entitled Section 3.15:

          "Section 3.15. Deferred Sales Charge. If the prospectus related to the Trust specifies a deferred sales charge, the Trustee shall, on the dates specified in and as permitted by such Prospectus (the "Deferred Sales Charge Payment Dates"), withdraw from the Capital Account, an amount per Unit specified in such Prospectus and credit such amount to a special non-Trust account designated by the Depositor out of which the deferred sales charge will be distributed to or on the order of the Depositor on such Deferred Sales Charge Payment Dates (the "Deferred Sales Charge Account"). If the balance in the Capital Account is insufficient to make such withdrawal, the Trustee shall, as directed by the Depositor, advance funds in an amount required to fund the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional monies in the Capital Account, and/or sell Securities and credit the proceeds thereof to the Deferred Sales Charge Account, provided, however, that the aggregate amount advanced by the Trustee at any time for payment of the deferred sales charge shall not exceed $15,000. Such direction shall, if the Trustee is directed to sell a
     Security, identify the Security to be sold and include instructions as to the execution of such sale. If a Unit holder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, withhold from the Redemption Price payable to such Unit holder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to the Deferred Sales Charge Account. If pursuant to Section 5.02 hereof, the Depositor shall purchase a Unit tendered for redemption prior to the payment in full of the deferred sales charge due on the tendered Unit, the Depositor shall pay to the Unit holder the amount specified under Section 5.02 less the unpaid portion of the deferred sales charge. All advances made by the Trustee pursuant to this Section shall be secured by a lien on the Trust prior to the interest of the Unit holders."

     T. The following shall be added immediately following the first sentence of paragraph (c) of Section 2.01:

          "The Trustee may allow the Depositor to substitute any Letter(s) of Credit deposited with the Trustee in connection with the deposits described in Section 2.01(a) and (b) with cash in an amount sufficient to satisfy the obligations to which the Letter(s) of Credit relates. Any substituted Letter(s) of Credit shall be released by the Trustee."

     U.    Notwithstanding anything to the contrary  in  Sections
3.15 and 4.05 of the Standard Terms and Conditions of Trust, so long as Nike Securities L.P. is acting as Depositor, the Trustee shall have no power to remove the Portfolio Supervisor.

     IN WITNESS WHEREOF, Nike Securities L.P., The Chase Manhattan Bank and First Trust Advisors L.P. have each caused this Trust Agreement to be executed and the respective corporate seal to be hereto affixed and attested (if applicable) by authorized officers; all as of the day, month and year first above written.

                                    NIKE SECURITIES L.P.,
                                       Depositor


                                    By Robert M. Porcellino
                                       Vice President



                                    THE CHASE MANHATTAN BANK,
                                       Trustee


                                    By   Thomas Porrazzo
                                         Vice President
[SEAL]

ATTEST:

Rosalia A. Raviele
Second Vice President


                                    FIRST TRUST ADVISORS L.P.,
                                       Evaluator


                                    By Robert M. Porcellino
                                       Vice President



                                    FIRST TRUST ADVISORS L.P.,
                                       Portfolio Supervisor


                                    By Robert M. Porcellino
                                       Vice President

                  SCHEDULE A TO TRUST AGREEMENT

                 Securities Initially Deposited
      The First Trust Special Situations Trust, Series 205

     (Note:   Incorporated herein and made a part hereof for  the
Trust is the "Schedule of Investments" for the Trust as set forth in the Prospectus.)